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                                                                     EXHIBIT 5.1


                      [SHEARMAN & STERLING LLP LETTERHEAD]










                                  March 22, 2004


American Axle & Manufacturing Holdings, Inc.
American Axle & Manufacturing, Inc.
One Dauch Drive
Detroit, Michigan 48211


Ladies and Gentlemen:

                We have acted as counsel to American Axle & Manufacturing, Inc., a Delaware corporation ("AAM, Inc."), and American Axle & Manufacturing Holdings, Inc., a Delaware corporation ("Holdings" and, together with AAM, Inc., the "Registrants") in connection with the preparation and filing by the Registrants with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-4, as it may be amended (the "Registration Statement"), including the prospectus therein at the time the Registration Statement is declared effective (the "Prospectus"), relating to the exchange offer (the "Exchange Offer") by the Registrants of AAM, Inc.'s 5.25% Senior Notes due 2014 (the "New Notes") for AAM, Inc.'s outstanding 5.25% Senior Notes due 2014 guaranteed by Holdings (the "Old Notes"), originally issued by the Registrants pursuant to Rule 144A under the Securities Act. The New Notes are irrevocably and unconditionally guaranteed on an unsecured and unsubordinated basis by Holdings (the "Guarantee"). The Old Notes were, and the New Notes are to be, issued pursuant to the terms of an Indenture, dated as of February 11, 2004, among AAM, Inc., as issuer, Holdings, as guarantor, and BNY Midwest Trust Company, as trustee (the "Trustee").

                In this capacity, we have examined the Registration Statement, the Indenture and the originals, or copies, identified to our satisfaction, of such corporate records of the Registrants and their respective subsidiaries and other persons, and such other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. In rendering the opinions expressed below, we have relied as to certain factual matters upon certificates of officers of the Registrants and certificates of public officials.



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                For purposes of this opinion, we have assumed that the Indenture will be valid and binding on the Trustee and enforceable against the Trustee in accordance with its terms.

                Our opinions set forth below are limited to the law of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we do not express any opinions herein concerning any other laws.

Based upon and subject to the foregoing, we are of the opinion that:

                When (i) the Registration Statement has become effective under the Securities Act, (ii) the New Notes have been duly executed by the Registrants and authenticated by the Trustee in accordance with the provisions of the Indenture, and (iii) the New Notes have been exchanged for the Old Notes in accordance with the terms of the Exchange Offer as set forth in the Registration Statement, the New Notes and the Guarantee endorsed thereon will be duly issued and will constitute valid and binding obligations of the Registrants enforceable against the Registrants in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption "Legal Matters."

                                                  Very truly yours,

                                                   /s/ Shearman & Sterling LLP




LJ/MB/LA
AES






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